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                                                                  Exhibit(j)(ii)
                              CONSENT OF COUNSEL

          We consent to the reference to our Firm under the heading " Counsel and Independent Accountants' in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of Old Westbury Funds, Inc. as filed with the Securities and Exchange Commission on January 30, 2002.


PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
January 30, 2002